Exhibit 10.21

FOURTH AMENDMENT OF LEASE

THIS FOURTH AMENDMENT OF LEASE, dated as of the 16th day of December 2019 (this “Agreement”), made by and between TRINITY HUDSON HOLDINGS, LLC, a Delaware limited liability company, having its office at 76 Trinity Place, New York, New York 10006 (“Landlord”), and SQUARESPACE, INC., a Delaware corporation, having an address at 225 Varick Street, 12th Floor, New York, New York 10014 (“Tenant”).

W I T N E S E T H:

WHEREAS, Landlord and Tenant are the parties to an Agreement of Lease dated as of September 19, 2014 (the “Original Lease”), which Original Lease has been amended by (i) a letter from Tenant to Landlord, dated March 24, 2015, (ii) a Commencement Date Agreement, dated as of April 23, 2015, (iii) a letter dated June 30, 2016 (iv) a First Amendment of Lease dated as of August 18, 2017, (v) a Second Amendment of Lease dated as of October 6, 2017, (vi) a letter dated August 2, 2018 and (vii) a Third Amendment of Lease dated as of May 22, 2019 (the “Third Amendment”) (the Original Lease, as so amended, the “Lease”), whereby Landlord leases to Tenant portions of the rentable areas of the ground floor, basement and roof, and the entire rentable area of each of the fifth (5th), sixth (6th), tenth (10th), eleventh (11th) and twelfth (12th) floors (as more particularly set forth in the Lease, the “Original Premises”) of the building known as 225 Varick Street, New York, New York (the “Building”) for a term expiring on October 31, 2030; and

WHEREAS, Landlord and Tenant desire to amend the Lease with respect to the portion of the sixth (6th) floor of the Building demised pursuant to the Third Amendment (the “Additional Premises”), and to otherwise amend the provisions of the Lease, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:

1.            Defined Terms. All capitalized terms used in this Agreement which are not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.            Amendments to Third Amendment.

(a)            Landlord shall no longer be obligated to perform Landlord’s Additional Premises Work. In lieu thereof, and in consideration of Tenant performing Landlord’s Additional Premises Work (except the items thereof that shall be included in the AP Post Commencement Work, as described below), the Additional Premises Improvement Allowance is hereby increased by the amount of $85,761.00 from $453,760.60 to $539,521.60. Notwithstanding anything to the contrary contained in the Third Amendment, the period of time during which Tenant may make requisitions with respect to the Additional Premises Improvement Allowance, the Additional Tenant’s AC System Allowance and the Additional Restroom Allowance (referred to in Section 3 of the Third Amendment) shall be extended through December 31, 2023.

(b)            The Additional Premises Commencement Date is January 1, 2020 and the Additional Premises Rent Commencement Date is November 1, 2020. For the avoidance of doubt, Sections 2 (b) (i) and (ii) of the Third Amendment are deleted in their entirety. However, Section 2 (b) (iii) of the Third Amendment shall continue to apply to Landlord’s obligation to deliver to Tenant possession of the Additional Premises in accordance with this Agreement by the dates set forth in Section 2 (b) (iii) of the Third Amendment, including the credits and right to terminate set forth in that Section, but without reference to Substantial Completion of Landlord’s Additional Premises Work or the hold over of the current tenant of the Additional Premises. Schedule B of the Third Amendment is deleted in its entirety and Schedule B annexed to this Agreement is substituted therefor (with the addition of Schedule B-1 showing the schedule of the Fixed Rent and Operating Expense Payment for the entire Original Premises, including the Additional Premises). Landlord represents to Tenant that, on the date of this Agreement, (i) the Additional Premises are (x) vacant (so that Tenant may enter the Additional Premises prior to the Additional Premises Commencement Date to prepare the Additional Premises for Tenant’s occupancy on all of the terms of the Lease except Tenant shall not be required to pay Fixed Rent or the Operating Expense Payment with respect to the Additional Premises until the Additional Premises Commencement Date and (y) broom clean and free of violations that would prevent Tenant from preparing the Additional Premises for Tenant’s occupancy or occupying the Additional Premises and (ii) all Building Systems serving the Additional Premises are in good working order.

(c)            Item (F) of Landlord’s Additional Premises Work is hereby added as an additional item to the AP Post-Commencement Work. In addition, to the extent that the installation of Danfoss control valves with control handles described in Item (C) of Landlord’s Additional Premises Work has not been Substantially Completed by the Additional Premises Commencement Date, then such work shall also be added as an additional item of the AP Post- Commencement Work. Landlord represents that Item (E) of Landlord’s Additional Premises Work has been Substantially Completed. Tenant shall give Landlord at least thirty (30) days’ advance written notice of the date on which Tenant wishes Landlord to commence the performance of the AP Post-Commencement Work (the “AP Post-Commencement Work Start Date”), including the work set forth in item (F) of Landlord’s Additional Premises Work, provided that such notice, at Tenant’s election, may be given separately for the item (F) work and the balance of the AP Post-Commencement Work, so that, if separate notices are given, such work would be performed at different times and the 30-day notice period set forth above in this paragraph (c) and the time periods set forth below in this paragraph (c) shall apply separately to the item (F) work and the balance of the AP Post-Commencement Work. Accordingly, (i) the Post Commencement Work Target Date referred to in Section 2(d)(v) of the Third Amendment shall be the date which is 60 days after the AP Post-Commencement Work Start Date and (ii) the Outside Post Commencement Work Target Date referred to in Section 2(d)(v) of the Third Amendment shall be the date which is thirty (30) days after such revised Post Commencement Work Target Date. As so amended, Section 2(d)(v) of the Third Amendment remains in effect.

3.             Signatures. This Agreement is offered for signature by Tenant and it is understood that this Agreement shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully-executed copy of this Agreement to Tenant.

4.             No Oral Modification. This Agreement may not be changed or terminated orally, but only by an agreement in writing signed by Landlord and Tenant.

5.             Counterparts; Electronic Signatures, Etc. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument. The signature page of any counterpart of this Agreement may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart of this Agreement identical thereto except having an additional signature page executed by the other party(ies) to this Agreement attached thereto. An executed counterpart of this Agreement transmitted by facsimile, email or other electronic transmission shall be deemed an original counterpart and shall be as effective as an original counterpart of this Agreement and shall be legally binding upon the parties hereto to the same extent as delivery of an original counterpart.

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

LANDLORD:

TRINITY HUDSON HOLDINGS, LLC

By:	/s/ Sujohn Sarkar
Sujohn Sarkar
Chief Executive Officer

By:	/s/ Susan MacEachron
Susan MacEachron
Chief Financial Officer

TENANT:

SQUARESPACE, INC.

By:	/s/ Courtenay O’Connor
Name:	Courtenay O’Connor
Title:	General Counsel